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Exhibit 21.1

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                                                                              Jurisdiction
Subsidiary Name                                           Ownership         of Incorporation

Exide Canada, Inc.                                          100.0%                Canada
          8301 Keele Street
          Maple, Ontario
          Canada L6A1T2

General Battery Corporation                                 100.0%               Delaware
          645 Penn St.
          Reading, PA  19601

Sociedad Espanola del Acumulador Tudor S.A.                 95.99%                Spain
          Condessa de Venadito 1
          28027 Madrid
          Spain

Sociedade Portuguesa do Acumulador Tudor, S.A. (SPAT)        94.8%                Portugal
          Rua Actor Tasso, 1
          1050 Lisbon, Portugal

Deutscle Exide GmbH                                         100.0%               Germany
          Coesterweg, 45
          D-59494 Soest, Germany

Hagen, AG                                                   98.57%               Germany
          Coesterweg, 45
          D-59494 Soest, Germany

Exide Automotive, GmbH                                     100.00%               Germany
           Miramstrasse 74
           34123 Kassel, Germany

Exide Batteriewerke GmbH                                    99.50%               Austria
          Puntigamerstrasse 127
          8055 Graz, Austria

Mercolec Tudor, BV                                         100.00%             Netherlands
          Amsteldjik 166
          1079 LH Amsterdam, Netherlands

Tudor Hellenic S.A.                                         95.99%                Greece
          3 Plastria St.
          GR 144-52 Metamorfosi, Greece
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

Tudor India                                                 75.00%                India
          147 Jolly Maker Chambers 2 - 14th Fl.
          Nariman Point - Bombay 400021, India

Exide Holding Europe SA                                    100.00%                France
          5 a 7 allee des pierres Mayettes
          92636 Gennevilliers, France

Compagnie Europeene d'Accumulateurs                        100.00%                France
          5 a 7 allee des pierres Mayettes
          92636 Gennevilliers, France

TS Batteries                                               100.00%                France
          5 a 7 allee des pierres Mayettes
          92636 Gennevilliers, France

Batterie Hagen SA                                          100.00%                France
          5 a 7 allee des pierres Mayettes
          92636 Gennevilliers, France

Exide Automotive BV                                         99.90%               Belgium
          93 rue de Florival
          1390 Archennes, Belgium

CMP Batterijen NV                                           99.90%               Belgium
          93 rue de Florival
          1390 Archennes, Belgium

Hagen Batterijen BV                                        100.00%             Netherlands
          Zoonebaan 6
          3606 CA Maarsen, Netherlands

CMP Batterijen BV                                          100.00%             Netherlands
          Postus 162 Produktiestraat 25
          3130 AD Vlaardingen, Netherlands

ATSA Batterijen BV                                         100.00%             Netherlands
          Energieweg 105 Postbus 26
          3640 AA Mijdrecht, Netherlands

Exide Automotive BV                                        100.00%             Netherlands
          Energieweg 105
          3641 RT Mijdrecht, Netherlands

Industria Composizione Stampate (ICS)                      100.00%                Italy
          Via bergamo, 1
          Canonica d'Adda Bergamo  28040, Italy
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

Societa Industrial Accumulatori Srl (SINAC)                100.00%                Italy
          Via Dante Allghieri 100/106
          Romano Di Lombardia, Italy

Compagnie Generale Accumulatori Spa                        100.00%                Italy
          Via Benevento 40
          80013 Casalnuove Di Napoli, Itlay

Accumulatorenfabrik Sonnenschein GmbH                       99.92%                Gemany
          Thiergarten
          63654 Budingen

Sonnenschein Lithium GmbH                                   49.60%               Germany
          Industriestrasse 22
          63654   Budingen

CENTRA Spolka Akcyjna (CENTRA)                              96.82%                Poland
          Gdynska 31/33
          61-0166 Pozen, Poland

INCI Exide Aku Sanayi; Anomi Sirketi                        50.00%                Turkey
          Organize Sanayi Bolgesi
          45030 Maines, Turkey

Fulmen Iberica                                              96.13%                Spain
          Poligono Industrial El Pla
          C/Miguel Torello Pages, 11-13
          06750 Molin de rel, Spain

Tudor AB                                                   100.00%                Sweden
          449 81 Nol
          8-44041

Exide Sonnak A/S                                           100.00%                Norway
          Molovelen 25
          N-3191 Horten, Norway

Exide Oy                                                   100.00%               Finland
          Sahkotie, 8
          8F-01510 Vantaa, Finland

CMP Batteries Ltd                                          100.00%               England
          PO Box 1 Salford Road Over Hulton
          Bolton BL5 1DD

TS Batteries Limited                                       100.00%               England
          PO Box 1 Salford Road Over Hulton
          Bolton BL5 1DD
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


Euro Exide Corporation Limited                              81.50%            United Kingdom
          PO Box 1 Salford Road Over Hulton
          Bolton BL5 1DD

Exide Batteries Limited                                     81.50%            United Kingdom
          Caldicot Way, Cwmbran
          Gwent, Wales

BIG Batteries Limited                                       81.50%            United Kingdom
          Caldicot Way, Cwmbran
          Gwent Wales

BIG France SARL                                             81.50%                France
          6/10 rue Olaf Palme, Emerainville
          Pariest,  77312
          Marne la Vallee, France

Exide (Holdings) Limited                                    81.50%            United Kingdom
          Chequers Lane
          Dagenham, Essex  RM9 6PX

Exide Batterrier AB                                         81.50%                Sweden
          Box 458
          651 10 Karistad, Stockholm, Sweden

I.C.C.S. Batterie Vertrieb GmbH                            100.00%               Germany
          Miramstrasse 74
          34123 Kassell, Germany

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


Refined Metals                                             100.00%               Delaware
          257 W. Mallary St.
          Memphis, TN  38109

DETA Akkumulatorenwerk GmbH                                100.00%               Germany
          Postfach 11 64
          D. 37421 Bad Lautergerg, Germany

Middland Batteries                                         100.00%            United Kingdom
          PO Box 1 Salford Road Over Hulton
          Bolton, BL 1 DD

National Batteries LTD                                       75.0%            United Kingdom
          6/7 Parkway Estate
          Longbridge Road
          Trafford Paark
          Manchester MI  M17 1SN

FRIWO Siberkraft GmbH                                      100.00%               Germany
          Postfach 11 64
          D. 37421 Bad Lauterberg, Germany
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